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EXHIBIT 4.6


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                           MICROTEL INTERNATIONAL INC.

                          Common Stock Purchase Warrant
                                       to
                            Purchase ________ Shares
                                       of
                                  Common Stock

                This Common Stock Purchase Warrant is issued to:
                    _________________________________________
                    _________________________________________
                    _________________________________________


by MICROTEL INTERNATIONAL INC., a Delaware corporation (hereinafter called the "COMPANY," which term shall include its successors and assigns).

         FOR VALUE RECEIVED and subject to the terms and conditions hereinafter set out, the registered holder of this Warrant as set forth on the books and records of the Company (the "HOLDER") is entitled upon surrender of this Warrant to purchase from the Company ____________________________ (_______) fully paid and nonassessable shares of the Company's common stock, $.0033 par value per share (the "COMMON STOCK"), at the Exercise Price (as defined below) per share. This Warrant shall expire at the close of business on July 13, 2007 (the "EXPIRATION DATE").

         1. (a) The right to purchase shares of Common Stock represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, of the amount of the Exercise Price of the Warrant Shares being purchased upon such exercise. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been



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surrendered and payment shall have been made for such shares of Common Stock as aforesaid. Certificates for the shares of Common Stock so purchased (together with a cash adjustment in lieu of any fraction of a share) shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                  (b) Notwithstanding the provisions in SECTION 1.1(a) regarding payment of the Exercise Price in immediately available funds, the Holder may elect to receive a reduced number of Warrant Shares in lieu of tendering the Exercise Price in immediately available funds. In such case, the number of Warrant Shares to be issued to the Holder shall be computed using the following formula:

                                    X = Y X (A-B)
                                        ---------
                                            A

         where: X = the number of Warrant Shares to be issued to the Holder; Y = the number of Warrant Shares to be exercised under this
                      Warrant Certificate;
                  A = the Market Price Per Share of Common Stock; and
                  B = the Exercise Price.

                  (c) This Warrant may be exercised to acquire, from and after the date hereof, the number of shares of Common Stock set forth on the first page hereof (subject to adjustments described in this Warrant); PROVIDED, HOWEVER, that the right hereunder to purchase such shares of Common Stock shall expire at 5:00 p.m. Pacific Time on the Expiration Date.

         2. This Warrant is being issued by the Company pursuant to the terms of a Stock Purchase Agreement dated July 12, 2004 (the "STOCK PURCHASE AGREEMENT").

         3. The Company covenants and agrees that all Common Stock upon issuance against payment in full of the Exercise Price by the Holder pursuant to this Warrant will be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will procure at its sole expense upon each such reservation of shares the listing thereof (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed or inter-dealer trading systems on which the Common Stock is then traded. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock may be listed or inter-dealer trading system on which the Common Stock is then traded. The Company will not take any action which would result in any adjustment in the number of shares of Common Stock purchasable hereunder if the total number of shares of Common Stock issuable pursuant to the terms of this


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Warrant after such action upon full exercise of this Warrant and, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and other rights to purchase shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation, as then amended.

         4. The initial exercise price is One Dollar Thirty Cents ($1.30) per share of Common Stock (the "INITIAL EXERCISE PRICE"). The Initial Exercise Price shall be adjusted as provided for below in this SECTION 4 (the Initial Exercise Price, and the Initial Exercise Price, as thereafter then adjusted, shall be referred to as the "EXERCISE PRICE"), and the Exercise Price from time to time shall be further adjusted as provided for below in this SECTION 4. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment. The Exercise Price shall be adjusted as follows:

                  (i) In the case of any amendment to the Company's Certificate of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions with respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division. This Warrant shall be deemed thereafter to provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 4. The provisions of this SUBSECTION 4(i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                  (ii) If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (iii) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale

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         (except as otherwise provided below in this SECTION 4), lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the exercise hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section 4 had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof. Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to holders of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

                  (iv) In case the Company shall, at any time prior to exercise of this Warrant, consolidate or merge with any other corporation or other entity (where the Company is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of shares of Common Stock as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the Holder of this Warrant to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant.

         No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Exercise Price then in effect.

         5. This Warrant need not be changed because of any change in the Exercise Price or in the number of shares of Common Stock purchased hereunder.

         6. The Holder shall, with respect to the shares of Common Stock issuable upon the exercise of this Warrant (the "WARRANT SHARES"), have demand and "piggy-back" registration rights pursuant to the terms of the Registration Rights Agreement dated July 12, 2004 between the Holder and the Company (the "REGISTRATION RIGHTS AGREEMENT").

         7. The terms defined in this SECTION 7, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings set forth below:

                  (a) "COMMON STOCK" shall mean and include the Company's common stock, $.0033 par value per share, authorized on the date of the original issue of this Warrant and shall also include in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in SECTION 4 hereof, the stock, securities or assets provided for in such section.

                  (b) "COMPANY" shall also include any successor corporation to MicroTel International Inc. by merger, consolidation or otherwise.

                  (c) "OUTSTANDING" when used with reference to Common Stock shall mean at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company.

                  (d) "MARKET PRICE" as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on the OTC Bulletin Board ("OTCBB") for the five (5) Trading Days immediately preceding such date as reported by Bloomberg Financial Markets ("BLOOMBERG"), or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  (e) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission, or any other federal agency then administering the Securities Act, thereunder, all as the same shall be in effect at the time.

                  (f) "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

         8. This Warrant is exchangeable, upon the surrender hereby by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any such new Warrants and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity, reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant or such new Warrants, the Company will issue to the Holder a new Warrant of like tenor, in lieu of this Warrant or such new Warrants, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

         9. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. This Warrant shall not entitle the Holder to any voting rights or any rights as a stockholder of the Company. The rights and obligations of the Company, of the Holder, and of any holder of shares of Common Stock issuable hereunder, shall survive the exercise of this Warrant.

         10. This Warrant, together with the Agreement, sets forth the entire agreement of the Company and the Holder of the Common Stock issuable upon the exercise of this Warrant with respect to the rights of the Holder and the Common Stock issuable upon the exercise of this Warrant. To the extent there is any conflict or inconsistency between the terms of this Warrant and the terms of the Stock Purchase Agreement and/or the Registration Rights Agreement, the terms of this Warrant shall control.

         11. The validity, interpretation and performance of this Warrant and each of its terms and provisions shall be governed by the laws of the State of California, without regard to choice of law principles. Any disputes arising under this Agreement shall be resolved in the federal or state courts located in the County of Orange, State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal and dated as of July 13, 2004.

                                 MICROTEL INTERNATIONAL INC.


                                 By:      /s/ Carmine T. Oliva
                                      -----------------------------------------
                                          Carmine T. Oliva, President and
                                            Chief Executive Officer


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

                               NOTICE OF EXERCISE

To:      MicroTel International Inc. (the "COMPANY")

         1. The undersigned hereby elects to (a) exercise a total of ___________ Warrants for the purchase of a like number of Warrant Shares and tenders herewith payment of the Exercise Price for such shares in full pursuant to
SECTION 4 of the Warrant, or (b) exercise a total of _____________ Warrants and utilize the cashless exercise provision of SECTION 1(B) of the Warrant, resulting in _________ Warrant Shares issuable hereunder.

         2. In exercising the Warrants, the undersigned hereby confirms and acknowledges that: (a) the Warrant Shares are being acquired solely for the account of the undersigned for investment and not with a view to or for sale in connection with any distribution; (b) the undersigned has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the undersigned's business or financial experience the undersigned has the capacity to protect the undersigned's own interests in connection with the exercise of the Warrants; and (c) the undersigned will not offer, sell or otherwise dispose of any of the Warrant Shares unless the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company, except to such permitted transferee(s) signing an investor representation letter satisfactory to Company.

         3. The undersigned hereby certifies that the undersigned has delivered, or caused to be delivered, to the Company an opinion of counsel to the effect that the Warrants and the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available.

         4. Please issue a stock certificate representing the Warrant Shares in the name of the Holder and deliver the stock certificate to the address set forth below.

         5. Please issue a new warrant certificate representing the unexercised portion (if any) of the Warrants in the name of the Holder and deliver the warrant certificate to the address set forth below.

Date: ________________              ____________________________________________
                                    (Printed Name)

                                    ____________________________________________
                                    (Authorized Signature)

                                    Address for Delivery:
                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________


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